As filed with the Securities and Exchange Commission on November 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAM INC.

(Exact Name of registrant as specified in its charter)

Delaware	13-3295276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

510 Lake Cook Road Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Beam Inc. 2012 Employee Stock Purchase Plan

(Full title of the plan)

Kenton R. Rose

Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

Beam Inc.

510 Lake Cook Road

Deerfield, Illinois 60015

(Name and address of agent for service)

(847) 948-8888

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $3.125 per share	1,000,000 shares	$49.27	$49,270,000.00	$5,646.35

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $3.125 per share, which may be issued pursuant to the Beam Inc. 2012 Employee Stock Purchase Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of shares of common stock of the registrant as reported on the New York Stock Exchange on November 4, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. Beam Inc. (formerly, Fortune Brands, Inc., the “Company”) will send or give to each participant in the Beam Inc. 2012 Employee Stock Purchase Plan a copy of the prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the prospectus is not being filed with or included in this Registration Statement. The prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this registration statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 23, 2011;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

(c)	the Company’s Current Reports on Form 8-K filed March 29, 2011, April 29, 2011, May 20, 2011, July 27, 2011 (as amended September 12, 2011), July 28, 2011, July 29, 2011 (other than information furnished pursuant to Item 7.01 thereof), August 11, 2011, August 22, 2011, August 26, 2011, August 31, 2011, September 2, 2011, September 6, 2011, September 15, 2011, September 30, 2011 and October 7, 2011; and

(d)	the description of the Company’s common stock, par value $3.125 per share ( “Common Stock”), set forth under the heading “Description of Capital Stock” on pages 14 and 15 of the Company’s Registration Statement on Form S-3 dated May 6, 2009.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s restated certificate of incorporation provides that no director shall be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Company’s by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. The right to indemnification under the by-laws includes the right to be paid by the Company the expenses incurred in defending or participating in any proceeding in advance of its final disposition. The rights to indemnification and advancement of expenses in the by-laws are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled. In addition, any amendment of the limitation of liability, indemnification and advancement of expenses provisions in the restated certificate of incorporation and by-laws will not reduce the Company’s indemnification obligations relating to actions taken before such amendment.

The Company maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.

In addition, the Company and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the Company or such persons may be required to make in respect thereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 7, 2011.

4.2	By-laws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 7, 2011.

5.1	Opinion of Sidley Austin LLP.

10.1	Beam Inc. 2012 Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 9th day of November, 2011.

BEAM INC.

By	/s/ Kenton R. Rose
Kenton R. Rose, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

Each person whose signature appears below hereby constitutes and appoints each of Kenton R. Rose and Todd M. Bloomquist his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew J. Shattock	President and Chief Executive Officer	November 9, 2011
Matthew J. Shattock	(principal executive officer) and Director

/s/ Robert F. Probst	Senior Vice President and Chief Financial Officer	November 9, 2011
Robert F. Probst	(principal financial officer)

/s/ Leo A. Mierzwicki	Vice President and Global Controller	November 9, 2011
Leo A. Mierzwicki	(principal accounting officer)

/s/ A.D. David Mackay	Chairman of the Board and Director	November 9, 2011
A.D. David Mackay

/s/ Richard A. Goldstein	Director	November 9, 2011
Richard A. Goldstein

/s/ Ann Fritz Hackett	Director	November 9, 2011
Ann Fritz Hackett

/s/ Pierre E. Leroy	Director	November 9, 2011
Pierre E. Leroy

/s/ Anne M. Tatlock	Director	November 9, 2011
Anne M. Tatlock

/s/ Peter M. Wilson	Director	November 9, 2011
Peter M. Wilson

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 7, 2011.

4.2	By-laws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 7, 2011.

5.1	Opinion of Sidley Austin LLP.

10.1	Beam Inc. 2012 Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).